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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 21, 2006

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                        BRAVO! FOODS INTERNATIONAL CORP.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
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          DELAWARE                         0-25039               62-1681831
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                     Identification No.)

                         11300 Us Highway 1, Suite 202
                      North Palm Beach, Florida 33408 USA
                    (Address of Principal Executive Offices)

                                 (561) 625-1411
              (Registrant's Telephone Number, Including Area Code)

         (Former Name or Former Address, If Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 7.01 Triggering Events That Accelerate or Increase a Direct Financial
Obligation or an Obligation under an Off-Balance Sheet Arrangement.

      On July 27, 2006, the Company issued $30 million Senior Convertible Notes (the "Notes"), due 2010, with a 9% annual coupon. Fifteen million ($15,000,000) dollars of the total invested amount was placed in escrow for future release, pending the occurrence of certain defined events. Pursuant to the terms of the transaction documents relating to the Notes, the Company has agreed to file in a timely manner all reports required, under circumstances set forth in such documents, to be filed with the SEC.

      On August 21, 2006, the Company was unable to file its Form 10-QSB for the quarterly period ended June 30, 2006 due to recent objections received by the Staff of the Securities and Exchange Commission related to the valuation model it had selected to value certain derivative financial instruments in its financial statements. The Company is in the process of implementing a more suitable valuation model for these instruments. The resulting adjustments will be non-cash and will not impact the operating results of the Company. However, as a result of the time required to implement the new valuation model, the Company has not filed its Form 10-QSB by August 21, 2006, the last day of the extended period for filing pursuant to Rule 12b-25 of the Securities Exchange Act of 1934.

      As a result the Company's non-filing of its Form 10-QSB for the quarterly period ended June 30, 2006, an event of default has occurred under the terms of the Notes and the interest rate on the Notes, payable quarterly, was increased from 9% to 14% per annum.

      Pursuant to the terms of the Notes, upon the occurrence of an event of default, holders of the Notes may, upon written notice to the Company, each require the Company to redeem all or any portion of their Notes, at a default redemption price calculated pursuant to the terms of the Notes.

      On August 21, 2006, the Company issued a press release reporting on the status of its SEC filings and the Notes. A copy of the press release is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

Exhibit 99.1 Press Release

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2006                  Bravo! Foods International Corp.

                                       By: /s/ Roy D. Toulan, Jr.
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                                           Roy D. Toulan, Jr.,
                                           Vice President, General Counsel